Exhibit 10.7

2017 MANAGEMENT INCENTIVE PLAN

(Amended and Restated as of October 21, 2020)

1. Defined Terms. Schedule A, which is incorporated herein by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. Purpose. The Plan is intended to advance the interests of FTW and McAfee by providing for the grant to Participants of equity- and cash-based Awards. Awards under the Plan are intended to align the incentives of Participants and investors in McAfee and FTW and to improve the performance of McAfee, FTW and their Subsidiaries.

3. Administration. The Administrator shall administer the Plan, and shall have discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and the Award Agreements; to determine eligibility for and grant Awards; to determine, alter, amend, modify or waive the terms and conditions of any Award; to prescribe the purchase price or Management Incentive Unit Return Threshold, if any, applicable to any Award; to prescribe forms, rules and procedures; and to otherwise do all things necessary or desirable to carry out the purposes of the Plan and any Award Agreement. All determinations of the Administrator made with respect to the Plan or any Award Agreement are conclusive and will bind all Persons (including, without limitation, Participants and their beneficiaries, successors or Permitted Transferees).

4. Limits on Awards. As of immediately following the Effective Time, Awards consisting of or in respect of (a) 14,782,684 FTW Management Incentive Units, (b) 1,505,400 FTW Class A Units are outstanding under the Plan, and (c) 47,725,582 McAfee Shares are available for issuance under the Plan. Other than such Awards, no further Awards based on, or consisting of, such securities will be granted to any Participant; however, for the avoidance of doubt, such Awards may be converted or exchanged for Awards consisting of or in respect of any other type of security.

5. Eligibility and Participation. The Administrator, in its sole discretion, has selected Participants from among those current and prospective key employees and other service providers (including partners) of, and consultants and advisors to, McAfee, FTW or any of their Subsidiaries who, in the opinion of the Administrator, have made or may make a significant contribution to the success of McAfee, FTW or any of their Subsidiaries.

6. Rules Applicable to Awards.

(a) Award Provisions. The Administrator has determined or will determine the terms of all Awards, subject to the limitations provided herein, and shall furnish or has furnished to each Participant an Award Agreement setting forth the terms applicable to the Participant’s Award. By accepting an Award, the Participant agrees to the terms of the Award Agreement and of the Plan.

(b) Vesting, etc. A Participant’s Award will vest on the terms and conditions set forth in the Participant’s Award Agreement.

(c) Transferability. Except as the Administrator otherwise expressly consents to in writing, all Awards are non-transferable, other than by will or by the laws of descent and distribution; provided that, subject to Section 11(d), Awards consisting of FTW Management Incentive Units or FTW Class A Units and FTW Class A Units received upon the settlement of FTW RSUs (in each case, to the extent they are vested) may be transferred to the extent permitted under, and subject to the conditions of, the LLC Agreement, any applicable documents governing the terms of such Awards in respect of the initial public offering of McAfee Shares and any other documents governing the terms of such Awards.

(d) Taxes. The Administrator may make such provision for the withholding or other payment of taxes as it deems necessary or appropriate with respect to any Award, FTW Class A Units issued under an Award, securities received upon or in connection with settlement of an Award, securities exchanged for an Award, FTW MIUs or FTW Class A Units or otherwise in connection with the issuance, disposition, holding or exchange of any of the foregoing. Any payment to a Participant, or other transaction in respect of Participant’s Award or any securities issued in respect thereof (including in connection with any exchange or similar transaction) will be conditioned upon the Participant’s full satisfaction of such withholding or other tax requirements. Without limiting the foregoing, in order to satisfy such withholding or other tax requirements, FTW and/or McAfee may (i) require withholding or other taxes to be paid in cash or cash equivalents, (ii) require or permit broker-assisted “same day sale” transactions of McAfee Shares to cover taxes up to up the maximum statutory tax withholding rates, (iii) if authorized by FTW or McAfee in its sole discretion, provide for “net withholding” of securities based on their fair market value (as determined by the Administrator in its sole discretion) up to the maximum statutory tax withholding rates, or (iv) any provide for combination of the foregoing. Any amounts so withheld by the Administrator pursuant to this Section 6(d) shall be treated as though such payment had been made directly to the Participant.

7. Rights Limited. Nothing in the Plan will be construed as giving any Person the right to continued Employment. The grant of an Award to a Participant shall not give the Participant the right to any Award in the future. The loss of potential appreciation in an Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if such termination is in violation of an obligation of McAfee, FTW or any of their Affiliates to the Participant.

8. Section 409A. Subject to Section 11(g), Awards under the Plan are intended to be exempt from, or comply with, the requirements of Section 409A and shall be construed and administered accordingly. If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, and that is payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 8 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award Agreement. For purposes of Section 409A, each payment made under the Plan or any Award will be treated as a separate payment.

9. Adjustments; Covered Transactions.

(a) In the event of any stock or FTW Unit split, stock or FTW Unit dividend or distribution, combination of stock or FTW Units, recapitalization or other similar change in the capital structure of FTW or McAfee that constitutes an equity restructuring within the meaning of FASB ASC Topic 718 (or any successor provision), the Administrator shall make appropriate adjustments to the number and kind of securities subject to Awards, any Management Incentive Unit Return Threshold applicable to such Awards, and any other provision of Awards determined by the Administrator to be affected by such change. The Administrator may also make adjustments of the type described in this Section 9(a) in connection with any other event if the Administrator determines that such adjustments are appropriate to avoid economic distortion in the operation of the Plan.

(b) In the event of a Covered Transaction (including a Covered Transaction undertaken in connection with a Public Offering), outstanding Awards shall be subject to the agreement or arrangement governing the terms of the Covered Transaction, which may provide, without limitation, for (i) the assumption or substitution of Awards with similar awards by an acquiring or surviving entity (which may include requiring Participants holding unvested FTW Management Incentive Units, FTW Class A Units, FTW RSUs, restricted stock units payable in McAfee Shares or McAfee Shares to exchange or convert such unvested Award(s) for equity securities or other property or rights that may include, but are not limited to, awards to acquire the same consideration paid to or received by the equityholders of McAfee or FTW (or by McAfee or FTW directly), as the case may be, pursuant to the Covered Transaction), (ii) a cash-out of Awards (including for no payment if the Fair Market Value of an Award is zero at the time of the Covered Transaction) or (iii) the termination of unvested Awards without payment in respect thereof; provided, however, that, in connection with any Covered Transaction that does not constitute a Change in Control, notwithstanding the terms of any document to the contrary, in the event that unvested Awards are to be terminated without payment (except as provided in clause (ii) above) and without assumption or substitution as contemplated by clause (i) above, then 100% of such Awards shall immediately vest as of the date immediately preceding the Covered Transaction.

(c) The Administrator may provide that Awards held by different Participants, or different portions of an Award or Awards held by a Participant, shall be treated differently in connection with a Covered Transaction.

(d) Nothing in this Section 9 shall limit the rights of McAfee, FTW, the Intel Investors, the TPG Investor, or any of their Permitted Transferees under the LLC Agreement.

10. Amendment and Termination. The Administrator may at any time or times amend or terminate the Plan or any Award for any purpose which may at the time be permitted by applicable law; provided that, except as otherwise expressly provided in the Plan or in an Award Agreement, the Administrator may not, without the Participant’s consent, alter the terms of the Plan or an outstanding Award so as to materially and adversely affect the Participant’s rights under an outstanding Award, except to the extent the Administrator expressly reserved the right to do so in the Plan or the applicable Award Agreement. For the avoidance of doubt, an adjustment to an Award pursuant to the terms of the LLC Agreement or Section 9(a) or (b) above shall not be treated as an amendment requiring the Participant’s consent.

11. Miscellaneous.

(a) Conditions to Issuance of Securities. Neither McAfee or FTW shall be required to issue any securities upon the grant or vesting of any Award (or portion thereof) prior to the satisfaction of all of the following conditions: (i) the completion of any registration or other qualification of such securities under any state, federal or non-U.S. law, stock exchange requirements or under the rules or regulations of the Securities and Exchange Commission or any other state, federal or non-U.S. regulatory body which the Administrator shall, in its reasonable discretion, deem necessary or advisable; (ii) the obtaining of any approval or other clearance from any state, federal or non-U.S. governmental agency which the Administrator shall, in its reasonable discretion, determine to be necessary or advisable; and (iii) the receipt by McAfee or FTW of any other document or agreement required by the Administrator in good faith in connection with the grant of an Award.

(b) Rights with respect to Securities. A Participant’s rights as a holder of any securities will be subject to the terms and conditions of the Plan, any applicable Award Agreement and (if applicable) the LLC Agreement. Once an Award consisting of FTW Units is granted, the Participant shall have the rights and obligations provided for under the LLC Agreement; provided that until all of the restrictions imposed under the applicable Award Agreement, if any, expire or shall have been removed, the Participant’s interest in such FTW Units shall be subject to forfeiture as provided in the Plan and in the applicable Award Agreement. No Participant shall have any rights as a Member in respect of any Award based on or payable in FTW Units unless and until such FTW Units are actually issued. As a condition to receiving any Award consisting of FTW Management Incentive Units or receiving any FTW Units upon the vesting or settlement of any Award, the Participant will become a party to the LLC Agreement will be required to sign such customary investment, investment intent or similar documents as may be prescribed by the Administrator.

(c) Investment Intent. McAfee or FTW may require a Participant, as a condition of the grant or issuance of any Award, to give written assurances reasonably satisfactory to it (i) as to the Participant’s knowledge and experience in financial and business matters; and (ii) stating that the Participant is acquiring the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Award. If securities are certificated, McAfee or FTW may place such legends on certificates (or such other appropriate documents) evidencing Awards issued under this Plan as the Administrator deems necessary or appropriate in order to comply with applicable law or the LLC Agreement, including, but not limited to, legends describing restrictions on the transfer of the securities.

(d) Publicly Traded Partnership. The provisions of this Section 11(d) shall apply notwithstanding anything to the contrary in this Plan, any Award Agreement or the LLC Agreement, except as may be expressly provided in a sub-plan established pursuant to Section 13. If at any time the Administrator determines, in its sole discretion, that the transfer, forfeiture or repurchase of an Award (or portion thereof) consisting of FTW Management Incentive Units or of FTW Class A Units delivered in satisfaction of an Award could result in FTW being treated as a Publicly Traded Partnership: (i) such Award or such FTW Units may not be transferred, (ii) the forfeiture of such Award (or portion thereof) shall be delayed, (iii) the closing of any repurchase or redemption of such Award (or portion thereof) or any such FTW Units in accordance with the exercise of any call or redemption rights set forth in the LLC Agreement, the applicable Award Agreement or otherwise shall not occur sooner than sixty (60) days after written notice thereof is given to the Participant and (iv) either (A) the repurchase price of such Award (or portion thereof) or any such FTW Class A Units shall not be established until at least 60 calendar days after receipt of written notice by the Participant or (B) the Fair Market Value for such Award or FTW Units for purposes of effecting repurchases or redemptions shall be established no more than four (4) times in any taxable year of FTW, in each case, until the earliest time at which such transfer, forfeiture or repurchase could be made without FTW being so treated, as determined by the Administrator in its sole discretion. In the event that forfeiture of any Award is delayed in accordance with this Section 11(d), during any such period of delayed forfeiture, to the extent that such Award was unvested at the date such forfeiture would have occurred absent the application of this Section 11(d), (x) such Award (or portion thereof) shall no longer be eligible to vest in the ordinary course pursuant to its terms and (y) in connection with any Covered Transaction that occurs during such period of delayed forfeiture, such Award shall be treated in the same manner as it would have been treated had the event triggering the forfeiture that is delayed pursuant to the application of this Section 11(d) not occurred. Any transfer, forfeiture or repurchase that is not in compliance with the terms of this Section 11(d) shall be null and void ab initio.

(e) Distributions. Each Participant holding FTW Management Incentive Units or FTW Class A Units shall receive distributions, if any, in respect of such FTW Management Incentive Units or FTW Class A Units, as applicable, in accordance with the provisions of the LLC Agreement. Except as provided for in an Award Agreement, no holder of Awards not described in the immediately preceding sentence shall be entitled to any distributions, dividends, dividend equivalents or similar payments with respect thereto.

(f) Waiver of Jury Trial. By accepting an Award under the Plan, to the extent permitted by applicable law, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of McAfee, FTW or any of their Affiliates has represented, expressly or otherwise, that McAfee or FTW would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(g) Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award Agreement, none of McAfee or FTW or any of their Affiliates, or any Person acting on behalf of McAfee or FTW or any of their Affiliates, shall be liable to any Participant, to the estate, or any beneficiary or Permitted Transferree of any Participant or to any other Person by reason of any acceleration of income, any additional tax, or any other tax or liability asserted by reason of the failure of an Award to satisfy the requirements of Section 409A, by reason of Section 4999 of the Code, or by reason of the failure of any FTW Management Incentive Unit to be treated or qualify as a profits interest for U.S. federal income tax or other purposes.

(h) Indemnification. To the fullest extent permitted by law, the members, partners, officers, employees and agents of the Administrator (solely in their capacities as such and not, for the avoidance of doubt, in their capacity as a Participant) shall be indemnified and held harmless by McAfee or FTW from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled as a matter of law, or otherwise, or any power that McAfee or FTW may have to indemnify them or hold them harmless.

(i) Unfunded Plan. The obligations of McAfee and FTW under the Plan are unfunded, and Participants shall have no right to specific assets of McAfee or FTW in respect of any Award. Participants will be general unsecured creditors of McAfee or FTW with respect to any amounts due or payable under the Plan.

12. Governing Law. Except as otherwise provided by the express terms of an Award Agreement, the validity, construction and effect of the Plan and of Awards under the Plan, and of any determinations or decisions made by the Administrator relating to the Plan or to an Award under the Plan, and the rights of any and all Persons having, or claiming to have, any interest under the Plan or an Award under the Plan, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. Any action or suit with respect to the Plan or an Award Agreement will be brought in the federal or state courts of the State of Delaware, and each Participant agrees and submits to the personal jurisdiction and venue thereof.

13. Establishment of Sub-Plans. The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, tax or other laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (a) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (b) such additional terms and conditions as it deems in good faith to be necessary or appropriate, which may supersede contrary terms in the LLC Agreement, the Plan or an applicable Award Agreement. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the applicable jurisdiction (as determined by the Administrator).

14. Entire Agreement. The Plan, any applicable Award Agreements and the LLC Agreement (if applicable) constitute the entire agreement with respect to the subject matter hereof and thereof. In the event of any inconsistency between the Plan and an Award Agreement, the terms and conditions of the Plan shall control. In the event of any inconsistency between the LLC Agreement and the Plan or an Award Agreement, the LLC Agreement (if applicable) shall control, except to the extent expressly set forth in the Plan or an Award Agreement.

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Schedule A

Definitions of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator” means (i) with respect to any Awards consisting of or based on FTW Class A Units or FTW Management Incentive Units, the Managing Member (as directed by the Leadership Development & Compensation Committee of the board of directors of McAfee) and (ii) with respect to any Awards consisting of or based on McAfee Shares, the Leadership Development & Compensation Committee of the board of directors of McAfee, and all references herein shall be construed accordingly. The Administrator may delegate its authority to a committee and may delegate ministerial tasks to such Person or Persons as it deems appropriate, subject to applicable law and stock exchange requirements. The full board of directors of McAfee is also authorized to act as the Administrator, if it so elects.

“Affiliate” has the meaning set forth in the LLC Agreement.

“Award” means an award consisting of, or based on, FTW Class A Units (including FTW RSUs), FTW Management Incentive Units or McAfee Shares (including restricted stock units under which McAfee Shares may be delivered), in each case, granted under the Plan. The term “Award” will also be construed to refer to any securities received in respect of the settlement or exchange of an Award for such securities (in one or more transactions).

“Award Agreement” means a written agreement between McAfee or FTW and the Participant evidencing an Award, as it may be amended or modified from time to time (which may consist of one or more documents, including a notice of, or agreement regarding, amended award terms).

“Board of Managers” means the Administrator.

“Change in Control” means, except as otherwise provided in an Award Agreement or other applicable written agreement signed by FTW and/or McAfee, a transaction or series of transactions in which (i) the TPG Investor and the Intel Investors sell (including by reason of a merger, recapitalization, or sale of securities) (A) more than 60% of their aggregate interests (including their interests in both McAfee and FTW) to an unrelated third party who is a financial buyer (including, without limitation, a limited partner or other passive investor) (and do not directly or indirectly hold 40% or more of the acquiring Person after the transaction) or (B) more than 50% of their aggregate interests (including their interests in both McAfee and FTW) to an unrelated third party who is a strategic buyer, or (ii) there is a sale or exclusive license of substantially all of the assets of McAfee and FTW (on a combined basis) to an unrelated third party. A Public Offering or a sell-down into the market following a Public Offering (including, for the avoidance of doubt, the initial public offering of McAfee Shares) shall not constitute a Change in Control.

“Code” means the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. For the avoidance of doubt, any reference to any section of the Code includes reference to any regulations (including proposed or temporary regulations) promulgated under that section and any Internal Revenue Service guidance thereunder.

“Company” means either FTW or McAfee, or both FTW and McAfee, as determined by the Administrator in its sole discretion.

“Covered Transaction” means any transaction in which (i) one or more classes of securities issued by McAfee or FTW are converted into, or exchanged for, securities in another form issued by McAfee or FTW, any of their direct or indirect subsidiaries, a newly formed parent or affiliated Persons, (ii) McAfee or FTW merges or otherwise combines with one or more Affiliates of McAfee or FTW with McAfee or FTW surviving any such merger or combination, or (iii) any other transaction the Administrator determines to be a Covered Transaction.

“Effective Time” means the time at which the initial public offering of McAfee Shares was consummated.

“Employee” means any Person who is employed by or is a service provider to McAfee, FTW and/or any of their Affiliates.

“Employment” means a Participant’s employment or other service relationship with McAfee, FTW and/or any of their Affiliates. Unless the Administrator provides otherwise, a Participant who receives an Award in his or her capacity as an Employee will be deemed to cease Employment when the employment or service relationship with McAfee, FTW and/or their Affiliates, as applicable, ceases and a Participant who receives an Award in any other capacity will be deemed to continue Employment so long as the Participant is providing substantial services to McAfee, FTW or one of their Affiliates. If a Participant’s relationship is with an Affiliate of FTW or McAfee and that entity ceases to be an Affiliate, unless otherwise determined by the Administrator, the Participant will be deemed to cease Employment when the entity ceases to be an Affiliate unless the Participant transfers Employment to McAfee, FTW or any of their remaining Affiliates.

“Fair Market Value” means, (i) with respect to any Awards consisting of or based on FTW Class A Units or FTW Management Incentive Units, Fair Market Value as defined in the LLC Agreement and (ii) with respect to Awards consisting of or based on McAfee Shares, the closing transaction price of a McAfee Share on the principal national stock exchange on which the McAfee Shares are traded on the date as of which such value is being determined date or, if there shall be no reported transactions for such date, the closing transaction price of a McAfee Share on the immediately preceding date on which a closing transaction price was reported; provided, however, that if McAfee Shares are not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Administrator by whatever means or method as the Administrator, in the good faith exercise of its discretion, shall at such time deem appropriate; provided, however, in the case of a Covered Transaction, the Fair Market Value of a McAfee Share shall be the value implied by the terms of the Covered Transaction as determined by the Administrator in good faith.

“FTW” means Foundation Technology Worldwide LLC, a Delaware limited liability company.

“FTW Class A Unit” means a Class A Unit (as defined in the LLC Agreement) of FTW. Immediately prior to the Effective Time, FTW Class A Units were referred to under the Plan and Award Agreements as “Class A Units”, and all references in Award Agreements shall be interpreted mutatis mutandis for such change.

“FTW Management Incentive Unit” means a Management Incentive Unit (as defined in the LLC Agreement) of FTW. Notwithstanding anything to the contrary in any document, subject to Section 11(g) of the Plan, it is intended that all FTW Management Incentive Units granted pursuant to the Plan qualify as “profits interests” for U.S. federal income tax purposes, and the Plan, any applicable Award Agreements, and the LLC Agreement shall be interpreted and administered accordingly. Immediately prior to the Effective Time, FTW Management Incentive Units were referred to under the Plan and Award Agreements as “Management Incentive Units”, and all references in Award Agreements shall be interpreted mutatis mutandis for such change.

“FTW RSU” an unfunded and unsecured promise, denominated in Class A Units, to deliver FTW Class A Units or cash in lieu of Class A Units in the future, subject to certain conditions, including specified performance or other vesting conditions.    Immediately prior to the Effective Time, FTW RSUs were referred to under the Plan and Award Agreements as “RSUs”, and all references in Award Agreements shall be interpreted mutatis mutandis for such change. As of the Effective Time, all FTW RSUs have been converted into restricted stock units payable in McAfee Shares and all references in outstanding Award Agreements reflecting grants of FTW RSUs should be construed accordingly (after taking into account such other amendments or modifications as may otherwise have been made to such Awards or the applicable Award Agreements).

“FTW Unit” means a Unit as set forth in the LLC Agreement.

“Intel Investor” means the Intel Member (as defined in the LLC Agreement).

“LLC Agreement” means the amended and restated limited liability company agreement of Foundation Technology Worldwide LLC, dated in or about October 2020, as it may be amended from time to time.

“Management Equity Participation Unit” meant, immediately prior to the Effective Time, an unfunded and unsecured promise, denominated in Management Incentive Units, to deliver an amount in cash based on the value of the notional Management Incentive Units if they were granted on the same date as the Management Equity Participation Units were granted, subject to certain conditions, including specified performance or other vesting conditions. As of the Effective Time, all Management Equity Participation Units have been converted into restricted stock units payable in McAfee Shares and all references in outstanding Award Agreements reflecting grants of Management Equity Participation Units should be construed accordingly (after taking into account such other amendments or modifications as may otherwise have been made to such Awards or the applicable Award Agreements).

“Management Incentive Unit Return Threshold” has the meaning set forth in the LLC Agreement.

“McAfee” means McAfee Corp., a Delaware corporation

“McAfee Shares” means Class A common stock of McAfee.

“Participant” means an eligible employee or service provider (as provided in Section 5) who is granted an Award under the Plan.

“Permitted Transferee” has the meaning set forth in the LLC Agreement.

“Person” has the meaning set forth in the LLC Agreement.

“Plan” means the McAfee 2017 Management Incentive Plan, as it may be amended from time to time.

“Public Offering” means a public offering and sale of the common equity of McAfee for cash registered under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided, that the following will not be considered a Public Offering: (a) any issuance of common equity interests as consideration for a merger or acquisition or (b) any issuance of common equity interests or rights to acquire common equity interests to existing equityholders of the Company or their Affiliates or to employees of the Issuer on Form S-4 or Form S-8 (or a successor form adopted by the Securities and Exchange Commission) or otherwise..

“Publicly Traded Partnership” means a publicly traded partnership within the meaning of Section 7704 of the Code.

“Section 409A” means Section 409A of the Code.

“Subsidiary” has the meaning set forth in the LLC Agreement.

“TPG Investor” means, collectively, any fund affiliated with TPG (as defined in the LLC Agreement).

FOUNDATION TECHNOLOGY WORLDWIDE LLC

2017 MANAGEMENT INCENTIVE PLAN

CALIFORNIA SUPPLEMENT

Pursuant to Section 13 of the Plan, this supplement has been adopted for purposes of satisfying the requirements of Section 25102(o) of the California Corporations Code to the extent applicable. This supplement may be amended by the Administrator, as necessary or desirable to comply with California law. Any Awards consisting of or based on FTW Units granted under the Plan to a Participant who is a resident of the State of California on the date of grant and who is not an accredited investor (a “California Participant”) will be subject to the following additional limitations, terms and conditions, to the extent applicable:

1. Additional Limitations on Transferability of Awards. Except as provided in the next sentence, Awards consisting of or based on FTW Units granted to a California Participant shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Notwithstanding the foregoing, the Administrator may (but is not required to), as permitted pursuant to the terms of the LLC Agreement, allow Awards consisting of or based on FTW Units to be transferred to a revocable trust, as permitted by Rule 701 of the Securities Act of 1933, as amended, or as otherwise permitted by Section 25102(o) of the California Corporations Code, as in effect from time to time.

2. Issuance of Awards. No Award may be granted or issued to a California Participant after the date that is ten (10) years from the earlier of the date the Plan was adopted by the Administrator or the date the Plan was approved by the members of FTW entitled to vote.

3. Plan Approval. The Plan was approved by members of FTW entitled to vote by the later of (1) within 12 months before or after the date the Plan was adopted by the Administrator or (2) prior to or within 12 months of the granting of an Award under the Plan in California.

4. No Application to Awards in respect of McAfee Shares. This California Supplement shall not apply to any Award consisting of or settled in McAfee Shares.